Exhibit 10.12

SECURITY AGREEMENT

(All Assets)

This Security Agreement (this “Agreement”) is made as of August 4, 2014 (the “Effective Date”) by CallCopy, Inc. (f/k/a INCC Acquisition, Inc.), a Deleware corporation (the “Guarantor”), and Zions First National Bank, a national banking association (“Lender”), as an inducement to Lender to continue to loan monies to inContact, Inc., a Delaware corporation (“Borrower”), pursuant to the terms and conditions of the Loan Agreement referenced below.

Recitals

1.Lender has previously extended a loan to Borrower in the aggregate principal amount of $23,000,000 (the “Existing Loan”), which is governed by that certain Amended and Restated Loan Agreement dated April 30, 2012 by and between Borrower and Lender, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated June 21, 2013 (collectively, and as may be further amended or modified from time to time including pursuant to the terms and conditions of the Second Amendment referenced below, the “Loan Agreement”).  The Existing Loan is evidenced by that certain (i) Promissory Note (Term Loan) dated April 30, 2012 executed by Borrower in favor of Lender in the original principal amount of $4,000,000, (ii) Promissory Note (Term Loan) dated June 21, 2013 executed by Borrower in favor of Lender in the original principal amount of $4,000,000, and (iii) Amended and Restated Promissory Note (Revolving Loan) dated April 30, 2012 executed by Borrower in favor of Lender in the maximum principal amount of $15,000,000 (collectively, the “Existing Promissory Notes”), which Existing Promissory Notes are secured by the Security Documents (as defined in the Loan Agreement).

2.Lender and Borrower are entering into a Second Amendment to Amended and Restated Loan Agreement dated as of the Effective Date (the “Second Amendment”) pursuant to which, among other things, Lender has agreed to make an additional term loan (the “New Term Loan”; the New Term Loan together with the Existing Loan, collectively, the “Loan”) to Borrower evidenced by a Promissory Note in the original principal amount of $4,000,000 (the “New Term Loan Note”; the New Term Loan Note together with the “Existing Promissory Notes”, collectively, the “Promissory Notes”).

3.Guarantor has agreed to guarantee the Loan and the obligations of Borrower under the Loan Agreement pursuant to a Guarantee executed by Guarantor dated as of the Effective Date (the “Guarantee”).

4.As a condition to entering into the Second Amendment, Lender requires that Guarantor execute and deliver this Agreement.

Agreement

For good and valuable consideration, receipt of which is hereby acknowledged, Guarantor and Lender hereby agree as follows:

1.Definitions.  Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meanings when used herein.  Terms defined in the singular shall have the same meaning when used in the plural and vice versa.  Terms defined in the Uniform Commercial Code which are used herein shall have the meanings set forth in the Uniform Commercial Code, except as expressly defined otherwise. As used herein, the term:

“Collateral” means the collateral described in Section 2, Grant of Security Interest, below.

“Default Rate” means the default interest rate provided in the Promissory Notes.

“Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Lender in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys fees and legal expenses, (b) transportation and storage costs, (c) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

“Permitted Encumbrances” means the following:  (a) Liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; (b) Liens created by the Loan Documents; (c) Liens arising in the ordinary course of business (such as liens of carriers, warehousemen, mechanics, materialmen, and landlords) and other similar liens imposed by law for sums not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained in accordance with Accounting Standards; (d) any Liens existing on the date of this Security Agreement and set forth on Schedule A attached hereto; (e) Liens (i) upon or in any equipment acquired or held by Guarantor to secure the purchase price of such equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such equipment or (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the equipment so acquired, improvements thereon and the Proceeds of such equipment; (f) leases or subleases and licenses or sublicenses granted to others in the ordinary course of Borrower’s business; (g) any right, title or interest of a licensor under a license; (h) Liens arising from judgments, decrees or attachments that have been stayed or bonded within fifteen (15) days after notice thereof; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank’s or securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; (l) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; (m) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (n) Liens incurred in connection with the extension, renewal or refinancing of indebtedness secured by Liens permitted under the preceding clauses, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (o) other Liens authorized in writing by Lender; and (p) Liens under the Equipment Line; provided that the aggregate of the outstanding principal balance owing on any debt and the total outstanding lease payments allowed in clauses (e) and (n), above, shall not exceed five hundred thousand dollars ($500,000.00) without the prior consent of Lender.

“Uniform Commercial Code” means the Uniform Commercial Code as adopted now or in the future in the State of Utah.

“USPTO” means the United States Patent and Trademark Office.

2.Grant of Security Interest.  Guarantor hereby grants to Lender a security interest in all of the personal property of Guarantor, including, without limitation, the following personal property of Guarantor, wherever located, now owned or existing or hereafter acquired or created (the “Collateral”):

a.All inventory, all proceeds and products thereof and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the “Inventory”).

b.All accounts and all proceeds thereof (collectively, the “Accounts”).

c.All equipment and goods, all motor vehicles, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein  (collectively, the “Equipment”).

d.All general intangibles (including, without limitation, all contracts to which Guarantor is a party) and all documentation and supporting information related thereto, all rents, profits and issues thereof, and all proceeds thereof.

e.All of the following (collectively, the “Financial Obligations Collateral”):

i.Any and all promissory notes and instruments payable to or owing to Guarantor or held by Guarantor;

ii.Any and all leases under which Guarantor is the lessor;

iii.Any and all chattel paper in favor of, owing to, or held by Guarantor, including, without limitation, any and all conditional sale contracts or other sales agreements, whether Guarantor is the original party or the assignee;

iv.Any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations; and

v.All amendments, modifications, renewals, extensions, replacements, additions, and accessions to the foregoing and all proceeds thereof.

f.All deposit accounts, including without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, and all proceeds thereof.

g.All investment property, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, and all proceeds thereof.

h.All documents, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

i.All letter-of-credit rights, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

j.All supporting obligations, all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.

k.All “commercial tort claims”, as such term is defined in Section 9a-102(13) of the Uniform Commercial Code.

l.All of the following (collectively, “Intellectual Property”):

i.All right, title and interest of Guarantor in and to provisional and non-provisional patent applications and patents, including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, substitutes, continuations, renewals, extensions, and continuations-in-part thereof, and any foreign equivalents and improvements thereof (collectively, the “Patents”);

ii.All right, title and interest of Guarantor in and to any registration or application for registration of trademarks (other than any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed)) and service marks, unregistered trademarks and service marks, trade dress, logos, designs, fictitious business names, any business identifier and any other indicia of origin, including, without limitation, all renewals thereof, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Trademarks”), and the good will of the business to which each of the Trademarks relates;

iii.All copyrights of Guarantor and all rights and interests of every kind of Guarantor in copyrights and works protectible by copyright, copyright registrations, applications for copyright registrations, unregistered copyrights, and all renewals and extensions thereof, and in and to the copyrights and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating or relating to any of the foregoing or from which any of the foregoing is derived, and all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Copyrights”);

iv.All of Guarantor’s trade secrets and other proprietary information, and all proceeds thereof (collectively, the “Trade Secrets”);

v.All right, title, and interest of Guarantor in, to and under license agreements and contracts concerning Patents, Trademarks, Copyrights, and Trade Secrets, all amendments, modifications, and replacements thereof, all royalties and other amounts owing thereunder, and all proceeds thereof (collectively, the “Licenses”); and

vi.All internet domain names and addresses of Guarantor and all proceeds thereof.

m.To the extent not otherwise included, all proceeds, tort claims, insurance claims, and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing.

Guarantor and Lender acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Guarantor, regardless of when advances to Guarantor are actually made or when the Collateral is created or acquired.

3.Debts Secured.  The security interest granted by this Agreement shall secure all of Guarantor’s present and future debts, obligations, and liabilities of whatever nature to Lender, including, without limitation, (a)  the Guarantee and all renewals, extensions, modifications and replacements thereof, (b) all obligations of Guarantor arising from or relating to the Loan Documents, including, without limitation, this Agreement, (c) advances of the same kind and quality or relating to this transaction, (d) transactions in which the documents evidencing the indebtedness refer to this grant of security interest as providing security therefor, (e) all overdrafts on any account of Guarantor maintained with Lender, now existing or hereafter arising, and (f) the Equipment Line.

Guarantor and Lender expressly acknowledge their mutual intent that the security interests created by this Agreement secure any and all present and future debts, obligations, and liabilities of Guarantor to Lender without any limitation whatsoever.

4.Location of Guarantor and Collateral.  Guarantor represents and warrants that:

a.Guarantor is a corporation organized under the laws of the State of Delaware.

b.The complete and exact name of Guarantor is CallCopy, Inc.

c.The organizational identification number, if any, assigned to Guarantor by Guarantor’s State of organization is 5525362.

d.During the five (5) years preceding the date of this Agreement:

i.Guarantor has not been known by nor used any legal, fictitious or trade name, except INCC Acquisition, Inc.;

ii.Guarantor has not changed its name in any respect, except from INCC Acquisition, Inc. to CallCopy, Inc. on 5/6/14;

iii.Guarantor has not been the surviving entity of a merger or consolidation other than on 5/6/14 another company by the name of CallCopy, Inc. was merged into INCC Acquisition, Inc.; and

iv.Guarantor has not acquired all or substantially all of the assets of any person or entity, except as disclosed on Schedule B.

e.Guarantor’s chief executive office is located at 7730 South Union Park Avenue ,Suite 500, Salt Lake City, UT 84047.

f.Guarantor’s place of business is located at 555 S. Front St., Columbus, OH 43215.

g.Guarantor has no Intellectual Property except as disclosed on Schedule C.

h.The Inventory of Guarantor is kept at the following locations and no others:  at 555 S. Front St., Columbus, OH 43215.

The Equipment is located in the State(s) of Ohio other than temporary (not to exceed three months) uses outside such State(s) in the ordinary course of Guarantor’s business, will not be removed from such State(s) without the prior written consent of Lender.

Guarantor agrees that it will not change its State of organization, name, or any of the above locations or create any new locations for such matters without giving Lender at least thirty (30) days prior written notice thereof.

5.Representations and Warranties Concerning Collateral.  Guarantor represents and warrants that:

a.Guarantor is the sole owner of the Collateral.

b.The Collateral is not subject to any Lien whatsoever except Permitted Encumbrances.

c.The Accounts and Financial Obligations Collateral, if any, are each a bona fide obligation of the obligor identified therein for the amount identified in the records of Guarantor, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

d.There are no defenses or setoffs to payment of the Accounts and Financial Obligations Collateral, if any, which can be asserted by way of defense or counterclaim against  Guarantor or Lender, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

e.There is presently no default or delinquency in any payment of the Accounts and Financial Obligations Collateral, if any, except for any default or delinquency which has been reserved against by Guarantor in accordance with generally accepted accounting principles and the Accounts and Financial Obligations Collateral will be timely paid in full by the obligors, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

f.Guarantor has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts and Financial Obligations Collateral, if any, to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

g.Any services performed or goods sold giving rise to the Accounts and Financial Obligations Collateral, if any, have been rendered or sold in compliance with applicable laws, ordinances, rules, and regulations and in the ordinary course of Guarantor’s business.

h.There have been no extensions, modifications, or other agreements relating to payment of the Accounts and Financial Obligations Collateral, if any, except those granted in the ordinary course of business and which do not affect a material portion of the Accounts and Financial Obligations Collateral.

6.Covenants Concerning Collateral.  Guarantor covenants that:

a.Guarantor will keep the Collateral free and clear of any and all Liens, except Permitted Encumbrances.

b.Guarantor hereby authorizes Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto concerning the Collateral, including, without limitation, those that (i) indicate the Collateral (A) as all assets of Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9a of the Uniform Commercial Code, or (B) as being of an equal or lesser scope or with greater detail, and (ii) provide any other information required by part 5 of Article 9a of the Uniform Commercial Code, for the sufficiency or filing office acceptance of any financing statement or amendment, including, in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Guarantor agrees to furnish any such information to Lender promptly upon Lender’s request. Guarantor also ratifies its authorization for Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

c.Guarantor will execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Lender for perfection or enforcement of any security interest or lien, give good faith, diligent cooperation to Lender, and perform such other acts reasonably requested by Lender for perfection and enforcement of any security interest or lien, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper.  Lender is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

d.Guarantor shall keep the Equipment in good repair, ordinary wear and tear and obsolescence excepted, and be responsible for any loss or damage to the Equipment.  Guarantor shall pay when due all taxes, license fees and other charges on the Equipment.  Guarantor shall not sell, misuse, conceal, or in any way dispose of the Equipment (except for sales or transfers of worn-out, obsolete or surplus Equipment (each as determined by the Guarantor in its reasonable judgment)) or permit it to be used unlawfully or for hire or contrary to the provisions of any insurance coverage.  Risk of loss of the Equipment shall be on Guarantor at all times unless Lender takes possession of the Equipment.  Loss of or damage to the Equipment or any part thereof shall not release Guarantor from any of the obligations secured by the Equipment.  Lender or its representatives may, at any time and from time to time, enter any premises where the Equipment is located and inspect, audit and check the Equipment.

e.Guarantor agrees to insure the Equipment, at Guarantor’s expense, against loss, damage, theft, and such other risks as Lender may request to the full insurable value thereof with insurance companies and policies satisfactory to Lender.  Proceeds from such insurance shall be payable to Lender as its interest may appear, shall name Lender as an additional insured and as a loss payee, and such policies shall provide for a minimum ten days written cancellation notice to Lender.  Upon request, policies or certificates attesting to such coverage shall be delivered to Lender.  Insurance proceeds may be applied by Lender toward payment of any obligation secured by this Agreement, whether or not due, in such order of application as Lender may elect.

f.Guarantor agrees to insure the Inventory, at Guarantor’s expense, against loss, damage, theft, and such other risks as Lender may request to the full insurable value thereof with insurance companies and policies satisfactory to Lender.  Proceeds from such insurance shall be payable to Lender as its interest may appear, shall name Lender as an additional insured and as a loss payee, and such policies shall provide for a minimum ten days written cancellation notice to Lender.  Upon request, policies or certificates attesting to such coverage shall be delivered to Lender.  Insurance proceeds may be applied by Lender toward payment of any obligation secured by this Agreement, whether or not due, in such order of application as Lender may elect.

g.Guarantor shall submit to Lender reports as to the Collateral, at such times and in such form as Lender may reasonably request.  Guarantor will at all times keep accurate and complete records of the Collateral.  Lender or its representatives may, at any time and from time to time, enter any premises where the Collateral and/or the records pertaining to the Collateral are located and inspect, inventory, audit, check, copy, and otherwise review the Collateral and the records concerning the Collateral.

h.So long as no Event of Default exists, Guarantor shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business.  No other disposition of the Inventory may be made without the prior written consent of Lender.

i.At any time an Event of Default exists, all proceeds from the sale or other disposition of the Inventory, and all collections and other proceeds from the Accounts and Financial Obligations Collateral, if any, shall be deposited into an account designated by Lender (the “Cash Collateral Account”), which account shall be under the sole and exclusive control of Lender.  Such proceeds and collections shall not be commingled with any other funds and shall be promptly and directly deposited into such account in the form in which received by Guarantor.  Such proceeds and collections shall not be deposited in any other account and said Cash Collateral Account shall contain no funds other than such proceeds and collections.  All or any portion of the funds on deposit in said Cash Collateral Account may, in the sole discretion of Lender, be applied from time to time as Lender elects to payment of obligations secured by this Agreement or Lender may elect to turn over to Guarantor, from time to time, all or any portion of such funds.

j.Guarantor agrees to use diligent and good faith efforts to collect the Accounts and Financial Obligations Collateral, if any.  At any time an Event of Default exists, Guarantor is authorized to collect any Accounts and Financial Obligations Collateral in a commercially reasonable manner.  Lender, in its discretion, may terminate such authority at any time whereupon Lender is authorized by Guarantor, without further act, to notify any and all account debtors and obligors to make payment thereon directly to Lender, and to take possession of all proceeds from the Accounts and Financial Obligations Collateral, and to take any action which Guarantor might or could take to collect the Accounts and Financial Obligations Collateral, including the right to make any compromise, discharge, or extension.  At any time an Event of Default exists, upon request of Lender, Guarantor agrees to execute and deliver to Lender a notice to the account debtors and obligors instructing said account debtors and obligors to pay Lender.  At any time an Event of Default exists, Guarantor further agrees to execute and deliver to Lender all other notices and similar documents requested by Lender to facilitate collection of the Accounts and Financial Obligations Collateral.

k.All costs of collection of the Accounts and Financial Obligations Collateral, if any, including attorneys fees and legal expenses, shall be borne solely by Guarantor, whether such costs are incurred by or for Guarantor or Lender.  In the event Lender elects to undertake direct collection of the Accounts and Financial Obligations Collateral,  Guarantor agrees to deliver to Lender, if so requested, all books, records, and documents in  Guarantor’s possession or under its control as may relate to the Accounts and Financial Obligations Collateral or as may be helpful to facilitate such collection.  Lender shall have no obligation to cause an attorneys demand letter to be sent, to file any lawsuit, or to take any other legal action in collection of the Accounts and Financial Obligations Collateral.  It is agreed that collection of the Accounts and Financial Obligations Collateral in a commercially reasonable manner does not require that any such legal action be taken.

l.Guarantor does hereby make, constitute, and appoint Lender and its designees as Guarantor’s true and lawful attorney in fact, with full power of substitution, such power to be exercised in the following manner (and in the cases of clauses (1) though (4), only during the existence of an Event of Default):  (1) Lender may receive and open all mail addressed to Guarantor and remove therefrom any payments of the Accounts and Financial Obligations Collateral, if any; (2) Lender may cause mail relating to the Accounts and Financial Obligations Collateral to be delivered to a designated address of Lender where Lender may open all such mail and remove therefrom any payments of the Accounts and Financial Obligations Collateral; (3) Lender may endorse  Guarantor’s name upon notes, checks, acceptances, drafts, money orders, or other forms of payment of the Accounts and Financial Obligations Collateral; (4) Lender may settle or adjust disputes or claims in respect to the Accounts and Financial Obligations Collateral for amounts and upon such terms as Lender, in its sole discretion and in good faith, deems to be advisable, in such case crediting Guarantor with only the proceeds received and collected by Lender after deduction of Lender’s costs, including reasonable attorneys fees and legal expenses; and (5) Lender may do any and all other things necessary or proper to carry out the intent of this Agreement and to perfect and protect the liens and rights of Lender created under this Agreement.

m.Immediately upon request, Guarantor shall endorse and deliver to Lender all instruments and chattel paper, if any, which are Collateral.  Upon creation of any instruments or chattel paper in the future, immediately upon creation Guarantor shall endorse and deliver the instruments and chattel paper to Lender.

n.Guarantor shall, immediately upon obtaining knowledge thereof, report to Lender in writing any default on any item of Financial Obligations Collateral, any material claim or dispute asserted by any obligor on any item of that Collateral, and any other material matters that may affect the value, enforceability or collectability of any of that Collateral.

o.Guarantor shall promptly, and in any event within ten Banking Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as such term is defined in the Uniform Commercial Code) acquired by it, which notice shall, unless otherwise consented to by Lender, (i) set forth in reasonable detail the basis for and nature of such commercial tort claim, and (ii) include the express grant by Guarantor to Lender of a security interest in such commercial tort claim and the proceeds thereof. In the event that such notice does not include such grant of a security interest, the sending thereof by Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included herein.

p.Guarantor shall not, without Lender’s written consent, make any material settlement, compromise or adjustment of any item of Financial Obligations Collateral or grant any material discounts, extensions, allowances or credits thereon, except in the ordinary course of Guarantor’s business.

7.Intellectual Property.

a.Guarantor will use commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or benefit of Lender of any License held by Guarantor, other than in respect of Licenses for standard items used in the ordinary course of business (including Licenses to use basic computer software packages) and to enforce the security interests granted hereunder.

b.Guarantor shall notify Lender immediately if Guarantor knows or has reason to know that any application or registration relating to any material Trademark, Patent or Copyright (now or hereafter existing) owned by Guarantor may become abandoned or dedicated, or of any adverse determination or material adverse development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the United States Copyright Office or any court) regarding Guarantor’s ownership of any Patent Trademark or Copyright, its right to register the same, or to keep and maintain the same.

c.To the extent Guarantor, either directly or through any agent, employee, licensee or designee, intends to file an application for the registration of any Trademark, Patent or Copyright with the USPTO, the United States Copyright Office or any similar office or agency, Guarantor shall give Lender prior written notice thereof, and, upon request of Lender, Guarantor shall execute and deliver any and all security agreements as Lender may reasonably request to evidence Lender’s first priority security interest on such Patent, Trademark or Copyright, and the general intangibles of Guarantor relating thereto or represented thereby.

d.Guarantor shall take all actions necessary or reasonably requested by Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of its Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of responses to Office Action and filings of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

e.Guarantor shall, unless Guarantor shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of its business or operations, promptly take reasonable measures to enforce such Patent, Trademark or Copyright against the infringement, misappropriation or dilution thereof. Such an obligation shall allow Guarantor a reasonable time to pursue settlement, licensing, or other similar resolution. Absent a resolution within a reasonable amount of time, Guarantor shall sue to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Lender shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright. In the event that Guarantor institutes suit because any of its Patents, Trademarks or Copyrights constituting Collateral is infringed upon, or misappropriated or diluted by a third party, Guarantor shall comply with Section 6(o).

f.Guarantor represents and warrants that Guarantor owns all right, title and interest to the Intellectual Property and has not granted any other third party to take any ownership or security interest therein.

8.Patent and Trademark Security Agreements. With respect to the Intellectual Property in existence on the date hereof, Guarantor, to the extent applicable, shall execute and deliver to Lender a Patent Security Agreement and a Trademark Security Agreement, each in form and content satisfactory to Lender in its sole and absolute discretion, memorializing that Guarantor is granting to Lender security interests in certain Collateral consisting of patents and patent rights, copyrights, trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. If required by Lender, Guarantor shall execute and deliver to Lender additional Patent Security Agreements and Trademark Security Agreements within ten Banking Business Days of receipt of same from Lender, each in form and content satisfactory to Lender in its sole and absolute discretion, memorializing that Guarantor is granting to Lender security interests in certain Collateral consisting of new patents and patent rights, copyrights, trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of any Patent Security Agreement and Trademark Security Agreement are supplemental to the provisions of this Agreement, and nothing contained in any of the Patent Security Agreement and Trademark Security Agreement shall derogate from any of the rights or remedies of Lender hereunder. Neither the delivery of, nor anything contained in, any Patent Security Agreement and Trademark Security Agreement shall be deemed to prevent or postpone the time of attachment or perfection of any security interest in such Collateral created hereby.

9.Right to Perform for Guarantor.  Lender may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Guarantor, pay filing, recording, insurance and other charges payable by Guarantor, or provide insurance as provided herein if Guarantor fails to do so.  Any such payments advanced by Lender shall be repaid by Guarantor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

10.Default.  Time is of the essence of this Agreement.  The occurrence of any Event of Default shall constitute a default under this Agreement.

No course of dealing or any delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

11.Remedies.  Upon the occurrence of an Event of Default, Lender shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Loan Documents:

a.Lender shall have all the rights and remedies available under the Uniform Commercial Code;

b.Lender shall have the right to enter upon any premises where the Collateral or records relating thereto may be and take possession of the Collateral and such records;

c.Upon request of Lender, Guarantor shall, at the expense of Guarantor, assemble the Collateral and records relating thereto at a place designated by Lender and tender the Collateral and such records to Lender;

d.Without notice to Guarantor, Lender may obtain the appointment of a receiver of the business, property and assets of Guarantor and Guarantor hereby consents to the appointment of Lender or such person as Lender may designate as such receiver; and

e.Lender may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Agreement.

Guarantor shall be liable for all deficiencies owing on any obligations secured by this Agreement after liquidation of the Collateral.   Lender shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Lender might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.  No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.

Upon the occurrence of any Event of Default, Guarantor agrees to pay all costs and expenses, including reasonable attorneys fees and legal expenses, incurred by or on behalf of Lender in enforcing, or exercising any remedies under, this Agreement, and any other rights and remedies.  Additionally, Guarantor agrees to pay all Liquidation Costs.  Any and all such costs, expenses, and Liquidation Costs shall be payable by Guarantor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

Regardless of the occurrence of any Event of Default, Guarantor agrees to pay all expenses, including reasonable attorneys fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Guarantor, the Collateral, or this Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

12.Notices.  All notices or demands by any party hereto shall be in writing and shall be sent as provided in the Loan Agreement.

13.Indemnification.  Guarantor shall indemnify Lender for any and all claims and liabilities, and for damages which may be awarded or incurred by Lender, and for all reasonable attorneys fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Lender of this Agreement, but excluding any such claims based upon breach or default by Lender or gross negligence or willful misconduct of Lender.

Lender shall have the sole and complete control of the defense of any such claims.  Lender is hereby authorized to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.

14.General.  This Agreement is made for the sole and exclusive benefit of Guarantor and Lender and is not intended to benefit any third party.  No such third party may claim any right or benefit or seek to enforce any term or provision of this Agreement.

In recognition of Lender’s right to have all its attorneys fees and expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Lender shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until Guarantor and all Guarantors have executed and delivered to Lender general releases in form and substance satisfactory to Lender.

Lender and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Borrower or any Guarantor for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Agreement or the Collateral.

If the incurring of any debt by Guarantor or the payment of any money or transfer of property to Lender by or on behalf of Guarantor or any Guarantor should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower and any Guarantor, and each of them, and this Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa.  References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

All agreements, representations, warranties and covenants made by Guarantor shall survive the execution and delivery of this Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Lender contemplated by this Agreement is outstanding and unpaid, notwithstanding any termination of this Agreement.  All agreements, representations, warranties and covenants in this Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made and their respective heirs, successors and assigns.

This Agreement, together with the Loan Documents, constitute the entire agreement between Guarantor and Lender as to the subject matter hereof and may not be altered or amended except by written agreement signed by Guarantor and Lender.  All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document. Receipt by Lender of an executed copy of this Agreement by facsimile or electronic mail shall constitute conclusive evidence of execution and delivery of this Agreement by the signatory thereto.

[Signature Pages Follows]

IN WITNESS WHEREOF, this Agreement has been executed and becomes effective as of the Effective Date.

Lender:		Guarantor:
Zions First National Bank		CallCopy, Inc.
By:		By:
Name:	Thomas C. Etzel	Name:
Title:	Senior Vice President	Title:

Schedule A

Liens existing as of the Effective Date (which are substantially complete and accurate as of the date of this Security Agreement):

Debtor	UCC File No.	Original File Date	Status	Secured Party
CallCopy, Inc.	OH00149017023	3/28/11	Current	Dell Financial Services L.L.C. Mail Stop-PS2DF-23 One Dell Way Round Rock, TX 78682
CallCopy, Inc.	2011 4803667	12/14/11	Current	Dell Financial Services L.L.C. Mail Stop-PS2DF-23 One Dell Way Round Rock, TX 78682
CallCopy, Inc.	2013 1213330	3/30/13	Current	Dell Financial Services L.L.C. Mail Stop-PS2DF-23 One Dell Way Round Rock, TX 78682

Schedule B

Acquisitions of all or substantially all of the assets of any entity during the five (5) years preceding the date of this Agreement:

Date	Equity or assets
5/6/14	CallCopy, Inc.

Schedule C

Trademark	Applicant / Registrant	Jurisdiction	Registration / Serial Number	Filing Date / Registration Date	Prosecution Status
CallCopy	CallCopy, Inc.	USPTO	3,448,956	Registered June 17, 2008	Declaration of Use and Incontestability by June 17, 2014
CC: Discover	CallCopy, Inc.	USPTO	3,448,957	Registered June 17, 2008	Declaration of Use and Incontestability by June 17, 2014
Essential	CallCopy, Inc.	USPTO	3,802,685	Registered June 15, 2010	Registered.

Trade Name	Registrant	Jurisdiction	Number	Filing Date / Effective Date
Uptivity	CallCopy, Inc.	Ohio	2218822	July 31, 2013

Copyright	Registration	Recorded Date
CallCopy software	TXu 1-167-832	January 11, 2012